Exhibit 99.1

NEWELL BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in millions, except per share data)

	For the three months ended December 31,			For the twelve months ended December 31,
	2018	2017	% Change	2018	2017	% Change
Net sales	$2,340.6	$2,489.2	(6.0)%	$8,630.9	$9,552.0	(9.6)%
Cost of products sold	1,528.9	1,675.4		5,622.1	6,289.0

GROSS PROFIT	811.7	813.8	(0.3)%	3,008.8	3,263.0	(7.8)%
% of sales	34.7%	32.7%		34.9%	34.2%
Selling, general and administrative expenses	619.2	652.9	(5.2)%	2,434.8	2,705.6	(10.0)%
	26.5%	26.2%		28.2%	28.3%
Restructuring costs, net	18.0	19.2		80.5	87.6
Impairment of goodwill, intangibles and other assets	156.7	—		8,322.0	84.3

OPERATING INCOME (LOSS)	17.8	141.7	(87.4)%	(7,828.5)	385.5	NM
% of sales	0.8%	5.7%		(90.7)%	4.0%
Nonoperating expenses:
Interest expense, net	104.1	116.1		446.3	469.1
Loss on extinguishment of debt	4.1	—		4.1	32.3
Other (income) expense, net	(0.5)	5.6		(11.2)	(708.3)

	107.7	121.7		439.2	(206.9)

INCOME (LOSS) BEFORE INCOME TAXES	(89.9)	20.0	(549.5)%	(8,267.7)	592.4	NM

% of sales	(3.8)%	0.8%		(95.8)%	6.2%
Income tax benefit	(226.7)	(1,478.8)		(1,478.1)	(1,578.4)
Effective rate	252.2%	(7,394.0)%		17.9%	(266.4)%

INCOME (LOSS) FROM CONTINUING OPERATIONS	136.8	1,498.8	(90.9)%	(6,789.6)	2,170.8	(412.8)%

% of sales	5.8%	60.2%		(78.7)%	22.7%
Income (loss) from discontinued operations, net of tax	71.3	154.1		(128.3)	578.0

NET INCOME (LOSS)	$208.1	$1,652.9	(87.4)%	$(6,917.9)	$2,748.8	(351.7)%

% of sales	8.9%	66.4%		(80.2)%	28.8%
Weighted average common shares outstanding:
Basic	451.5	488.1		473.7	486.7
Diluted	451.8	488.8		473.7	488.0
Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$0.30	$3.07		$(14.33)	$4.46
Income (loss) from discontinued operations	0.16	0.32		(0.27)	1.19

NET INCOME (LOSS)	$0.46	$3.39	(86.4)%	$(14.60)	$5.65	(358.4)%
Diluted:
Income (loss) from continuing operations	$0.30	$3.07		$(14.33)	$4.45
Income (loss) from discontinued operations	0.16	0.31		(0.27)	1.18

NET INCOME (LOSS)	$0.46	$3.38	(86.4)%	$(14.60)	$5.63	(359.3)%
Dividends per share	$0.23	$0.23		$0.92	$0.88

*	NM—NOT MEANINGFUL

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the three months ended December 31, 2018
	GAAP Measure	Integration costs [1]	Acquisition amortization costs [2]	Transaction and related costs [3]	Divestiture costs [4]	Other non-recurring items [5]	Loss on extinguishment of debt [6]	Net gain/(loss) on sale of business [7]	Tax items [8]	Non-GAAP Measure
	Reported									Normalized*	Percentage of Sales
Cost of products sold	$1,528.9	$(1.4)	$—	$—	$—	$1.3	$—	$—	$—	$1,528.8	65.3%
Gross profit	811.7	1.4	—	—	—	(1.3)	—	—	—	811.8	34.7%
Selling, general and administrative expenses	619.2	(28.0)	(32.5)	(2.5)	(11.0)	(1.2)	—	—	—	544.0	23.2%
Restructuring costs	18.0	(18.0)	—	—	—	—	—	—	—	—
Impairment charges	156.7	—	(156.7)	—	—	—	—	—	—	—
Operating income (loss)	17.8	47.4	189.2	2.5	11.0	(0.1)	—	—	—	267.8	11.4%
Non-operating (income) expenses	107.7	—	—	—	—	(0.6)	(4.1)	—	—	103.0
Income (loss) before income taxes	(89.9)	47.4	189.2	2.5	11.0	0.5	4.1	—	—	164.8
Income taxes [9]	(226.7)	48.3	74.7	3.8	4.6	1.0	0.9	—	43.9	(49.5)
Net income (loss) from continuing operations	136.8	(0.9)	114.5	(1.3)	6.4	(0.5)	3.2	—	(43.9)	214.3
Income (loss) from discontinued operations, net of tax	71.3	1.1	326.6	—	15.2	(0.1)	—	(275.8)	(31.5)	106.8
Net income (loss)	$208.1	$0.2	$441.1	$(1.3)	$21.6	$(0.6)	$3.2	$(275.8)	$(75.4)	$321.1
Diluted earnings per share**	$0.46	$0.00	$0.98	$—	$0.05	$—	$0.01	$(0.61)	$(0.17)	$0.71

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 451.8 million shares for the three months ended December 31, 2018.

Totals may not add due to rounding.

[1]

During the three months ended December 31, 2018, the Company incurred costs primarily associated with the Accelerated Transformation Plan of $49.5 million ($2.1 million of which is reported in discontinued operations), including $19.7 million of restructuring costs ($1.7 million of which is reported in discontinued operations).

[2]

During the three months ended December 31, 2018, the Company incurred acquisition amortization costs of $32.5 million. During the three months ended December 31, 2018, the Company recognized impairment charges of $541.4 million ($149.9 million related to goodwill, $389.5 million to other intangible assets, $2.0 million for other assets), $384.7 million was reported in discontinued operations, primarily related to businesses held for sale.

[3]	During the three months ended December 31, 2018, the Company recognized transaction and related costs of $2.5 million.
[4]

During the three months ended December 31, 2018, the Company recognized $32.1 million of costs ($21.1 million of which were reported in discontinued operations) primarily related to the divestitures of Jostens, Fishing and the planned divestitures of Gaming, Process Solutions and Commercial and Consumer Solutions businesses.

[5]

During the three months ended December 31, 2018, the Company recorded $1.3 million, net of recoveries, for fire-related losses in the Writing business; $1.2 million of consulting costs for accounting standard adoption, and $0.6 million of pension settlement costs.

[6]

During the three months ended December 31, 2018, the Company incurred $4.1 million of debt extinguishment costs, net, consisting of non-cash write-offs of $46.6 million of deferred debt issue costs and $5.2 million of fees, partially offset by $47.7 million non-cash settlement gains for payoff of debt below its carrying value.

[7]

During the three months ended December 31, 2018, the Company recognized a $343.6 million net gain primarily, related to the sale of the Jostens (loss of $32.1 million) and Fishing businesses (gain of $371.6 million).

[8]

During the three months ended December 31, 2018, the Company recognized deferred taxes in continuing operations primarily related to statutory rate changes and adjustments to the Company’s 2017 transition tax estimate, while the amounts in discontinued operations relate to the difference between the book and tax basis in the Fishing, Jostens, Gaming and Process Solutions businesses divested and held for sale.

[9]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the twelve months ended December 31, 2018
	GAAP Measure	Integration costs [1]	Acquisition amortization costs [2]	Transaction and related costs [3]	Divestiture costs [4]	Other non-recurring items [5]	Loss on extinguishment of debt [6]	Net gain/(loss) on sale of business [7]	Tax items [8]	Non-GAAP Measure
	Reported									Normalized*	Percentage of Sales
Cost of products sold	$5,622.1	$(4.4)	$—	$—	$—	$10.5	$—	$—	$—	$5,628.2	65.2%
Gross profit	3,008.8	4.4	—	—	—	(10.5)	—	—	—	3,002.7	34.8%
Selling, general and administrative expenses	2,434.8	(99.5)	(131.4)	(15.4)	(18.2)	(45.2)	—	—	—	2,125.1	24.6%
Restructuring costs	80.5	(80.5)	—	—	—	—	—	—	—	—
Impairment charges	8,322.0	—	(8,322.0)	—	—	—	—	—	—	—
Operating income (loss)	(7,828.5)	184.4	8,453.4	15.4	18.2	34.7	—	—	—	877.6	10.2%
Non-operating (income) expenses	439.2	—	—	—	—	10.0	(4.1)	0.6	—	445.7
Income (loss) before income taxes	(8,267.7)	184.4	8,453.4	15.4	18.2	24.7	4.1	(0.6)	—	431.9
Income taxes [9]	(1,478.1)	38.3	1,198.9	3.3	3.9	5.3	0.9	5.5	46.4	(175.6)
Net income (loss) from continuing operations	(6,789.6)	146.1	7,254.5	12.1	14.3	19.4	3.2	(6.1)	(46.4)	607.5
Income (loss) from discontinued operations, net of tax	(128.3)	16.8	1,432.0	—	43.3	0.3	—	(701.6)	—	662.5
Net income (loss)	$(6,917.9)	$162.9	$8,686.5	$12.1	$57.6	$19.7	$3.2	$(707.7)	$(46.4)	$1,270.0
Diluted earnings per share**	$(14.60)	$0.34	$18.31	$0.03	$0.12	$0.04	$0.01	$(1.49)	$(0.10)	$2.68

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 474.3 million shares for the twelve months ended December 31, 2018.

Totals may not add due to rounding.

[1]

During the twelve months ended December 31, 2018, the Company incurred costs primarily associated with the Accelerated Transformation Plan of $205.9 million ($21.5 million of which is reported in discontinued operations), including $90.0 million of restructuring costs ($9.5 million of which is reported in discontinued operations).

[2]

During the twelve months ended December 31, 2018, the Company incurred acquisition amortization costs of $172.3 million ($40.9 million of which is reported in discontinued operations). During the twelve months ended December 31, 2018, the Company recognized impairment charges of $9.8 billion ($5.1 billion related to goodwill, $4.7 billion related to other intangible assets and $41.1 million, primarily related to Home Fragrance fixed assets impairments), of which $1.5 billion was reported in discontinued operations primarily related to goodwill impairment attributable to businesses held for sale.

[3]	During the twelve months ended December 31, 2018, the Company recognized transaction and related costs of $15.4 million.
[4]

During the twelve months ended December 31, 2018, the Company recognized $69.0 million of costs ($50.8 million of which is reported in discontinued operations) primarily related to the divestitures of Waddington, Team Sports, Jostens, Fishing, and Goody along with the planned divestitures of Process Solutions and Commercial and Consumer Solutions businesses.

[5]

During the twelve months ended December 31, 2018, the Company recorded $10.5 million, net of recoveries, for fire-related losses in the Writing business; $25.5 million of bad debt related to a customer in the Baby business; $16.7 million of costs related to the proxy contest, $3.0 million of consulting costs for accounting standard adoption, $11.3 million gain on legacy Jarden investment, and $1.6 million of pension settlement costs ($0.3 million of which is reported in discontinued operations).

[6]

During the twelve months ended December 31, 2018, the Company incurred $4.1 million of debt extinguishment costs, net, consisting of non-cash write-offs of $46.6 million of deferred debt issue costs and $5.2 million of fees, partially offset by $47.7 million non-cash settlement gains for payoff of debt below its carrying value.

[7]

During the twelve months ended December 31, 2018, the Company recognized a gain of $599.0 million related to the sale of the Waddington business, gain of $20.3 million related to the sale of Goody, gain of $371.6 million related to the sale of Pure Fishing business, gain of $1.2 million related to a sale of a small subsidiary, loss of $127.7 million related to the sale of the Rawlings business, loss of $32.1 million related to the sale of the Jostens business, and $0.6 million gain on working capital adjustment related to the sale of the Tools business.

[8]

During the twelve months ended December 31, 2018, the Company recognized deferred taxes in continuing operations primarily related to statutory rate changes and adjustments to the Company’s 2017 transition tax estimate, while the amounts in discontinued operations relate to the difference between the book and tax basis in the Goody, Jostens, Fishing, Gaming and Process Solutions businesses divested and held for sale.

[9]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.